Exhibit 99.1

For Immediate Release Contact: AF1 Public Relations

July 29, 2020702-908-0018

  www.growcapitalinc.com

Grow Capital Inc, Announces Effective Date of Reverse Stock Split

Board seeks to normalize trading activity, increase share price

Henderson, NV — Grow Capital, Inc (OTCQB:GRWC), a company that identifies and incubates promising companies in financial technology (“FinTech”) today announced that the company will effect a 1-for-20 reverse stock split of shares of the company’s issued and outstanding common stock, par value $0.001 per share, previously approved by the company’s Board of Directors and a majority of its stockholders.

The action will take effect at the open of trading on Thursday, July 30, 2020. The Company’s common stock will continue to trade on the OTCQB and a "D" will be placed on the Grow Capital, Inc. ticker symbol, GRWC. The ticker GRWCD will remain for twenty business days when the traditional trading symbol for the Company’s common stock will revert back to“GRWC.” The new CUSIP number for the Company’s common stock following the reverse stock split will be 399818202.

The reverse stock split is being implemented with the goals of increasing the per-share trading price to ultimately reach the $4.00 regular bid price required by Nasdaq, and improving the marketability and liquidity of the common stock.

“This reverse split will help GRWC normalize trading and better align with our business activity,” said interim CEO Terry Kennedy. “Our subsidiary is growing and we have new acquisitions on the horizon. Issuing this reverse-split is expected to raise our per-share price and allow for better long-term planning.”

The reverse stock split does not have any impact on the voting and other rights of the stockholders and will have no impact on GRWC’s subsidiaries. Neither the authorized number of shares of common stock nor the par value of the common stock has changed as a result of the reverse stock split. No fractional shares will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse split ratio of the reverse stock split, will be entitled to a number of shares rounded up to the nearest whole number, and stockholders left with no more than a fractional share will receive a cash payment on the basis of $0.05 per share of existing common stock.

“The Board believes it is in the best interests of GRWC and the stockholders to implement the Reverse Stock Split to reduce the number of our issued and outstanding shares of common stock thereby increasing the number of shares of common stock available for issuance,” said Board

President James Olson. “We believe it is likely to increase the market price as fewer shares will be outstanding, and the expected increased market price will encourage interest in the common stock.”

The Company’s transfer agent will manage the exchange of the pre-split shares for new, post-split shares. GRWC’s transfer Agent is: Colonial Stock Transfer 66 Exchange Place, Ste 100 Salt Lake City, UT 84111- phone: (801) 355-5740.

Immediately following the reverse stock split, the number of shares of common stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio of 1-for-20.

GRWC filed an 8-K on the reverse split.

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Forward Looking Statements Disclaimer: This release may contain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Grow Capital, Inc’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such forward -looking statements include the words “believes”, “expects”, “vision,” ”seek”, “grow”, “plan” and “goals”, and other expressions of a forward-looking nature. More information about the potential factors that could affect the business and financial results is and will be included in Grow Capital, Inc’s filings with the OTC Markets, Securities and Exchange Commission and/or posted on the company's website.